POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Frank H. Boykin, R. David
Patton, Christopher M. Rosselli and Christi Scarbro, signing singly, the undersigned's true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director
of Mohawk Industries, Inc. (the "Company"), Forms
3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules
thereunder;
2.	do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable
to complete and execute any such Form 3, 4 or 5,
complete and execute any amendment or
amendments thereto, and timely file such form with
the United States Securities and Exchange
Commission and any stock exchange or similar
authority; and
3.	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 24th day of July,
2014.
Signature: /s/ William H. Runge III
Print Name:  William H. Runge III